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                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT


          This Purchase Agreement dated as of August 1, 1996 (the "Agreement"), is between THE CIT GROUP SECURITIZATION CORPORATION II, as purchaser (the "Purchaser"), and THE CIT GROUP/SALES FINANCING, INC., as seller (the "Seller").

          Subject to the terms hereof, the Seller agrees to sell, and the Purchaser agrees to purchase, the recreational vehicle installment sales contracts set forth on Exhibit A (collectively, the "Initial Contracts"), having an aggregate outstanding principal balance as of August 1, 1996 (the "Initial Cut-off Date") of approximately $164,276,094.

          It is the intention of the Seller and the Purchaser that the Purchaser shall sell the Initial Contracts to the CIT RV Trust 1996-B and shall enter into a Sale and Servicing Agreement, dated as of the date hereof, with the CIT RV Trust 1996-B and the Seller, pursuant to which 7.10% Asset-Backed Certificates (the "Certificates"), evidencing ownership interests in the Initial Contracts and Class A-1 6.00% Asset-Backed Notes, Class A-2 6.40% Asset-Backed Notes and Class A-3 6.65% Asset-Backed Notes (the "Notes") secured by the Initial Contracts, will be issued.

          The Purchaser and the Seller wish to prescribe the terms and conditions of the purchase by the Purchaser of the Initial Contracts and the servicing and administration of the Initial Contracts.

          In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Seller agree as follows:


                                   ARTICLE I

                                  DEFINITIONS


          SECTION 1.01.  Definitions.  Certain capitalized terms used in this
                         -----------
Agreement shall have the respective meanings assigned to them in the Sale and Servicing Agreement. All references in this Purchase Agreement to Articles, Sections, subsections and exhibits are to the same contained in or attached to this Purchase Agreement unless otherwise specified.
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                                   ARTICLE II

                   SALE AND CONVEYANCE OF INITIAL CONTRACTS;
                                 CONTRACT FILES


          SECTION 2.01.  Sale and Conveyance of Initial Contracts.  On the
                         ----------------------------------------
Closing Date, subject to the terms and conditions hereof, the Seller shall sell, transfer, assign absolutely, set over and otherwise convey to the Purchaser (i) all the right, title and interest of the Seller in and to the Initial Contracts and all the rights, benefits, and obligations arising from and in connection with each Initial Contract, (ii) assignments of the security interests in the Initial Financed Vehicles granted by the Obligors pursuant to the Initial Contracts, (iii) all payments received by the Seller on or with respect to the Initial Contracts on or after the Initial Cut-off Date (exclusive of payments with respect to Post Cut-off Date Insurance Add-Ons), (iv) the interest of the Seller in any Initial Financed Vehicle (including any right to receive future Net Liquidation Proceeds) that secures the Initial Contracts and that shall have been repossessed by the Servicer by or on behalf of the Trust; (v) all rights of the Seller to proceeds of Insurance Policies covering the Obligors and the Initial Contracts, (vi) the proceeds from any Servicer's Errors and Omissions Protection Policy, any fidelity bond and any blanket physical damage policy, to the extent such proceeds relate to any Initial Financed Vehicle, (vii) all rights of recourse against any cosigner or under any personal guarantee with respect to the Initial Contracts (other than any right as against a Dealer under a Dealer Agreement), (viii) all amounts held for the Trust in the Collection Account, (ix) all amounts held for the Trust in the Pre-Funding Account, (x) all amounts held for the Trust in the Capitalized Interest Account, (xi) all proceeds in any way derived from any of the foregoing items, and (xii) all documents contained or required to be contained in the Contract Files relating to the Initial Contracts. The parties intend and agree that the conveyance of the Seller's right, title and interest in and to the Initial Contracts pursuant to this Agreement shall constitute an absolute sale.

          The Seller hereby declares and covenants that it shall at no time have any legal, equitable or beneficial interest in, or any right, including without limitation any reversionary or offset right, to the Collection Account, the Pre-Funding Account, the Capitalized Interest Account and the Reserve Account, and that, in the event it receives any of the same, it shall hold same in trust for the benefit of the Trust on behalf of the Securityholders and shall immediately endorse over to the Trust any such amount it receives.

          SECTION 2.02.  Purchase Price; Payments on the Initial Contracts.
                         -------------------------------------------------

          (a) The purchase price for the Initial Contracts shall be an amount equal to $164,276,094. Such purchase price shall be payable in immediately available funds on the Closing Date.

          (b) The Purchaser shall be entitled to all payments of principal and interest received on or after the Initial Cut-off Date. All payments of principal and interest received before the Initial Cut-off Date shall belong to the Seller. The Seller shall hold in trust for the Purchaser and

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shall promptly remit to the Purchaser, any payments on the Initial Contracts received by the Seller that belong to the Purchaser under the terms of this Agreement.

          SECTION 2.03.  Conditions to Sale of Initial Contracts.  The
                         ---------------------------------------
Purchaser's obligations hereunder are subject to the following conditions:

          (a) The Purchaser shall have received (i) the Sale and Servicing Agreement executed by all the parties thereto, (ii) all documents required by the Sale and Servicing Agreement and (iii) such other opinions and documents as the Purchaser may reasonably require in connection with the purchase of the Initial Contracts hereunder or the sale of the Notes and the Certificates;

          (b) The representations and warranties of the Seller and the Servicer made in the Sale and Servicing Agreement shall be true and correct on the Closing Date; and

          (c) The Purchaser shall have received from counsel to the Seller a letter stating that the Purchaser may rely on such counsel's opinion delivered pursuant to the Sale and Servicing Agreement and such counsel's opinions to Moody's Investors Service, Inc. and Standard and Poor's Ratings Service in respect of the sale of the Initial Contracts to the Purchaser by the Seller, or such opinions may be addressed and delivered to the Purchaser.

          SECTION 2.04.  Examination of Files.  The Seller will make the
                         --------------------
Contract Files with respect to the Initial Contracts available to the Purchaser or its agent for examination at the Trust's offices or such other location as otherwise shall be agreed upon by the Purchaser and the Seller.

          SECTION 2.05.  Transfer of Initial Contracts.  Pursuant to the Sale
                         -----------------------------
and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Initial Contracts to the Trust for the benefit of the Securityholders. The Purchaser has the right to assign its interest under this Agreement as may be required to effect the purposes of the Sale and Servicing Agreement, by written notice to the Seller and without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER;
                        REPURCHASE OF INITIAL CONTRACTS


          SECTION 3.01.  Representations and Warranties of the Seller.
                         --------------------------------------------

          (a) The representations and warranties of the Seller contained in the Sale and Servicing Agreement are incorporated herein, and are made to the Purchaser on the date hereof, as if set forth herein and as if made to the Purchaser on the date hereof. The Seller will make such representations and warranties in the Sale and Servicing Agreement directly to the Trust and

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will become obligated in respect of such representations and warranties pursuant to the Sale and Servicing Agreement. On the Closing Date, the Seller shall deliver to the Purchaser an Officers' Certificate, dated the Closing Date, to the effect that the representations and warranties made in the Sale and Servicing Agreement by the Seller are true and correct as of the Closing Date.

          (b) It is understood and agreed that the representations and warranties incorporated by reference in this Agreement by Section 3.01(a) hereof shall remain operative and in full force and effect, shall survive the transfer and conveyance of the Initial Contracts by the Seller to the Purchaser and by the Purchaser to the Trust, and shall inure to the benefit of the Purchaser, the Trust and their successors and permitted assignees.

          (c) The Seller shall indemnify the Purchaser and the Servicer and hold the Purchaser and the Servicer harmless against any loss, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained or incorporated by reference in this Agreement. It is understood and agreed that the obligation of the Seller set forth in this
Section 3.01 to indemnify the Purchaser and the Servicer as provided in this
Section 3.01 constitutes the sole remedy of the Purchaser and the Servicer respecting a breach of the foregoing representations and warranties. The Trust shall also have the remedies provided in the Sale and Servicing Agreement.

          (d) Each indemnified party shall give prompt notice to the Seller of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement, unless the failure to notify materially prejudices the rights and condition of the Seller. The Seller shall be entitled to participate in any such action, and to assume the defense thereof, and after notice from the Seller to an indemnified party of its election to assume the defense thereof, the Seller will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

          (e) Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made or incorporated by reference in this Section 3.01 shall accrue as to any Initial Contract upon (i) discovery of such breach by the Purchaser or the Servicer or notice thereof by the Seller to the Purchaser and the Servicer, (ii) failure by the Seller to cure such breach and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Initial Contract.

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                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


          SECTION 4.01.  Amendment.  This Agreement may be amended from time to
                         ---------
time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

          SECTION 4.02.  Counterparts.  For the purpose of facilitating the
                         ------------
execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 4.03.  Termination.  The Seller's obligations under this
                         -----------
Agreement shall survive the sale of the Initial Contracts to the Purchaser.

          SECTION 4.04.  Governing Law.  This Agreement shall be construed in
                         -------------
accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 4.05.  Notices.  All demands, notices and communications
                         -------
hereunder shall be in writing and shall be deemed to have been duly given if mailed by first class mail, postage prepaid, to (i) in the case of the Seller, The CIT Group/Sales Financing, Inc., 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to Purchaser in writing by the Seller or (ii) in the case of the Purchaser, The CIT Group Securitization Corporation II, 650 CIT Drive, Livingston, New Jersey 07039, Attention: President, or such other address as may hereafter be furnished to the Seller by the Purchaser.

          SECTION 4.06.  Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          SECTION 4.07.  Successors and Assigns.  This Agreement shall inure to
                         ----------------------
the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns, as may be permitted hereunder.

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          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                THE CIT GROUP SECURITIZATION
                                CORPORATION II,
                                as Purchaser


                                By:
                                ________________________________
                                Name:
                                Title:


                                THE CIT GROUP/SALES FINANCING, INC.,
                                 as Seller


                                By:
                                ________________________________
                                Name:
                                Title:

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                                   EXHIBIT A

                           List of Initial Contracts